EXHIBIT 10.1

ANTI-DILUTION AGREEMENT

This Anti-Dilution Agreement (the “Agreement”) is dated as of January 31, 2024, to be effective January 1, 2025 (the “Effective Date”), and is by and among Qrons Inc., a Wyoming corporation (the “Company”), First Person Ltd., an Alberta, Canada, corporation (“First Person”), Jonah Meer (“Meer”), Decagon LLC, d/b/a CubeSquare LLC, a Delaware limited liability company, and Ido Merfeld (“Merfeld”), each of whom is a current shareholder of the Company (collectively, Meer, Decagon and Merfeld are referred to as the “Protected Shareholders”).

The Company, First Person and the Protected Shareholders are referred to individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, Meer owns 7,427,487 shares representing 5.98% (the “Meer Ownership Percentage”), Decagon owns 351,130 shares representing 0.28% (the “Decagon Ownership Percentage”) and Merfeld owns 5,385,099 shares representing 4.34% (the “Merfeld Ownership Percentage”) of the issued and outstanding shares of common stock of the Company (the “Common Stock”), respectively, as of the date of this Agreement[1]; and

WHEREAS, the Company and First Person have entered into a Plan and Agreement of Merger (the “Merger Agreement”) dated as of January 1, 2025, pursuant to which First Person would become a wholly-owned subsidiary of Company; and

WHEREAS, as a condition to the Merger Agreement, the Parties are to enter into this Agreement;

WHEREAS, in light of the foregoing Recitals, and in recognition of the Protected Shareholders’ long-time contributions to the Company and its business, the Board of Directors of the Company and the Board of Directors of First Person have separately determined it to be appropriate to enter into this Agreement with the Protected Shareholders.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Additional Issuances.

(a) At any time after the Effective Date and continuing for a period that ends twelve (12) months after the date of filing of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Term”), if the Company shall issue any additional shares of the Common Stock (the “True-up Shares”) (1) in payment of consulting services to third parties, (2) in payment of compensation to any officer, director, employee or agent of the Company, (3) in payment of any convertible debt instrument issued by the Company (4) in accordance with the terms of any other convertible instrument issued by the Company not associated with a debt or equity funding transaction (each an “True-up Event”), in accordance with this subsection (a).

___________________

1The Meer Percentage, the Decagon Percentage and the Merfeld Percentage are based on 124,137,930 shares common stock of the Company outstanding, after giving effect to issuances to be effected immediately after the closing of the Merger Agreement, which issuances (the “Merger-Related Issuances”) would serve to satisfy certain obligations of First Person for the payment of consulting services relating to the Merger Agreement.

1

Within ten (10) business days of the occurrence of a True-up Event, the Company shall issue a number of True-up Shares to each of Meer, Decagon and Merfeld such that, following such issuances, Meer’s Common Stock ownership shall have been restored to the Meer Ownership Percentage, Decagon’s Common Stock ownership shall have been restored to the Decagon Ownership Percentage and Merfeld’s Common Stock ownership shall have been restored to the Merfeld Ownership Percentage. All True-up Share issuances shall be made by the Company’s then-transfer agent in book entry. The Parties specifically acknowledge and agree that neither Meer, Decagon nor Merfeld shall have paid any additional consideration for any True-up Shares that may be issued to any of them hereunder.

(b) Notwithstanding anything to the contrary contained herein, and for purposes of clarity, the term “True-up Event” shall not include issuances of Common Stock made in connection with (1) the Merger Agreement, including the Merger-Related Shares, (2) a debt or equity financing transaction in the form of an inducement or similar fee payable to the funding party, (3) an offering pursuant to Regulation A under the Securities Act of 1933, as amended (the “1933 Act”) or (4) an offering under Section 5 of the 1933 Act pursuant to a Registration Statement on Form S-1 relating to an equity line of credit agreement.

(c) If the Company, at any time while this Agreement is in force and effect, by reclassification of securities or otherwise (including, but not limited to, a “reincorporation,” merger with or into a wholly owned subsidiary of the Company, an exchange or stock swap or another type of reorganization or recapitalization), shall change or exchange its Common Stock into (or for) different securities of another class or classes or ceases to have common stock, then the rights of the Protected Shareholders hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the Agreement immediately prior to such reclassification or other change. All such adjustments shall be made so as to equitably adjust the rights of the Protected Shareholders hereunder.

2. Further Agreements.

(a) Piggy-back Registration Rights. As further consideration for the Protected Shareholders’ entering into the Agreement, whenever the Company proposes to register any of its common stock under the 1933 Act (excluding registrations on Forms S-4 or S-8), and the registration form to be used may be used for the registration of True-up Shares, for the Company’s own account or for selling shareholders, except as provided in Section 1(b)(4) (a “Piggyback Registration”), the Company shall give written notice to the Protected Shareholders prior to the filing of the registration statement of the Company’s intention to effect such a registration and, subject to Section 2(b), will include in such registration all shares of Company common stock then-owned by the Protected Shareholders with respect to which the Company has received written request for inclusion therein within 10 days after the sending of the Company’s notice.

(b) Priority. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (1) first, the securities that the Company proposes to sell, and (2) second, True-up Shares requested to be included by the Protected Shareholders which, in the opinion of such underwriters, can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

(c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering will be made by the Company, in its sole and absolute discretion.

2

(d) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of the registration statement filed in connection with such registration, the Company determines, for any reason, not to register such securities, the Company will give written notice of its determination to the Protected Shareholders and will promptly return any materials provided by the Protected Shareholders to the Company in connection with such registration.

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Protected Shareholders will be borne by the Company.

3. Further Assurances. Each of the Parties agrees that, at any time and from time to time after the Effective Date, it shall, upon written request from another other Party, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other party reasonably may request for the purpose of carrying out this Agreement.

4. Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto, without the prior written consent of all of the Parties.

5. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the parties, written or oral, relating to the matters provided for herein or therein. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any person other than the Parties and their respective heirs, successors and permitted assigns, any rights, benefits, remedies or claims under or by reason of this Agreement.

6. Amendment; Modification. This Agreement may not be amended or modified, except by an instrument in writing signed by each of the Parties.

7. Extensions; Waivers; Remedies Cumulative.

(a) The conditions to each of the Parties’ obligations to consummate this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

With regard to this Agreement, any Party may (1) extend the time for the performance of any of the obligations or other acts of any other Party with such first party or (2) waive compliance with any of the agreements of any Party with such first Party or with any conditions to its own obligations. Any agreement on the part of a Party hereto to any such extension or waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such Party against whom enforcement of any waiver or consent is sought by such first Party or a duly authorized officer thereof, if applicable.

3

(b) No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power, or remedy, nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

8. Section Headings; Interpretation. The section headings contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any Party hereto, but, rather, shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming applicable to agreements made and to be performed entirely within the State of Wyoming without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

10. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered by e-mail to the Parties at the following e-mail addresses (or at such other e-mail address for a Party as shall be specified by like notice:

(a) If to the Company, Meer, Decagon or Merfeld:

E-mail:

(b) If to First Person:

E-mail:

11. Consent to Jurisdiction. Each of the Parties agrees to submit itself to the jurisdiction of any state or federal court sitting in the State of New York. In addition, each of the Parties agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

12. Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (b) they shall negotiate in good faith to replace any provisions that are finally determined to be invalid, void or otherwise unenforceable with other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and shall be enforced to the fullest extent permitted by law.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties. The Parties agree that signatures of the Parties and their duly authorized officers may be exchanged by electronic transmission, including e-mail transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

4

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first set forth above.

COMPANY: QRONS INC.

By:	/s/ Jonah Meer
Jonah Meer Chief Executive Officer

PROTECTED SHAREHOLDERS:

/s/ Jonah Meer
Jonah Meer

/s/ Ido Merfeld
Ido Merfeld

DECAGON LLC, d/b/a CubeSquare LLC

By:	/s/ Jonah Meer
Jonah Meer Managing Member

FIRST PERSON: FIRST PERSON LTD.

By:	/s/ Corey J. Rosenberg
Cory J. Rosenberg Chief Executive Officer

5